As filed with the Securities and Exchange Commission on March 31, 2017.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3514169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

221 River Street Hoboken, New Jersey 07030 (201) 610-6600	Bradford R. Turner Chief Legal Officer & Corporate Secretary 221 River Street Hoboken, New Jersey 07030 (201) 610-6600
Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Joel T. May

Jones Day

1420 Peachtree Street, N.E.

Suite 800

Atlanta, Georgia 30309-3053

(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, subject to market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Preferred Stock
Common Stock, par value $1.00 per share
Rights
Warrants
Stock Purchase Contracts
Stock Purchase Units
Total

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act and is omitting this information in reliance on Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

Newell Brands Inc.

Debt Securities

Preferred Stock

Common Stock

Rights

Warrants

Stock Purchase Contracts

Stock Purchase Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities registered under this process, we will file with the SEC a prospectus supplement that will contain specific information about the terms of the offering of such securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information,” carefully before deciding whether to invest in any of our securities. This prospectus may not be used to make sales of offered securities unless accompanied by a prospectus supplement.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “NWL.” On March 29, 2017, the closing price of our common stock on the NYSE was $47.73 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We have not authorized anyone to provide you with information that is different from, or additional to, the information provided in this prospectus or any later prospectus supplement. We are not making an offer to sell securities in any state or country where the offer is not permitted.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2017.

i

NEWELL BRANDS INC.

We are a global marketer of consumer and commercial products that help people make life better every day, where they live, learn, work and play. Our products are marketed under a strong portfolio of leading brands, including Paper Mate®, Sharpie®, Dymo®, Expo®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. We sell our products in nearly 200 countries around the world and have operations on the ground in nearly 100 of these countries.

Jarden Acquisition. Fiscal 2016 was one of the most transformational years in our history as we more than doubled our size and extended our successful operating model across a broader set of categories acquired through the combination with Jarden Corporation (“Jarden”). On April 15, 2016, Jarden became a direct wholly-owned subsidiary of Newell Brands Inc. (the “Jarden Acquisition”). Jarden is a global consumer products company with brands such as Yankee Candle®, Crock-Pot®, FoodSaver®, Mr. Coffee®, Oster®, Coleman®, First Alert®, Rawlings®, Jostens®, K2®, Marker®, Marmot®, Völkl® and many others. Following the Jarden Acquisition, Newell Rubbermaid Inc. was renamed Newell Brands Inc. This transformative transaction created a global consumer goods company with estimated annualized sales for 2016 of $16 billion and a portfolio of leading brands in large, growing, unconsolidated, global markets.

Strategic Initiatives. During 2016, we also launched a new corporate strategy that focuses the portfolio, prioritizes investment in the categories with the greatest potential for growth, and extends our advantaged capabilities in insights, product design, innovation, and e-commerce to the broadened portfolio. This new corporate strategy is called the New Growth Game Plan and builds on the successful track record of growth acceleration, margin development, and valuation creation associated with the transformation of Newell Rubbermaid Inc. from 2011 through 2016. The changes being implemented in the execution of the New Growth Game Plan are considered key enablers to building a bigger, faster-growing, more global and more profitable company.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Newell,” “we,” “us” and “our” are to Newell Brands Inc. and its subsidiaries.

We are a Delaware corporation. Our principal executive offices are located at 221 River Street, Hoboken, New Jersey 07030, and our telephone number is (201) 610-6600.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this prospectus are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to, but are not limited to, information or assumptions about the effects of sales (including pricing), income/(loss), earnings per share, return on equity, return on invested capital, operating income, operating margin or gross margin improvements or declines, Project Renewal, capital and other expenditures, working capital, cash flow, dividends, capital structure, debt to capitalization ratios, debt ratings, availability of financing, interest rates, restructuring and other project costs, impairment and other charges, potential losses on divestitures, impacts of changes in accounting standards, pending legal proceedings and claims (including environmental matters), future economic performance, costs and cost savings, inflation or deflation with respect to raw materials and sourced products, productivity and streamlining, changes in foreign exchange rates, product recalls, expected benefits and synergies and financial results from recently completed acquisitions and planned acquisitions and divestitures and management’s plans, goals and objectives for future operations, performance and growth or the assumptions relating to any of the forward-looking statements. These statements generally are accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. Newell cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	Newell’s dependence on the strength of retail, commercial and industrial sectors of the economy in light of the continuation of challenging economic conditions, particularly outside of the United States;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of Newell’s customers;

•	Newell’s ability to improve productivity, reduce complexity and streamline operations;

•	Newell’s ability to develop innovative new products and to develop, maintain and strengthen its end-user brands, including the ability to realize anticipated benefits of increased advertising and promotion spend;

•	risks related to the substantial indebtedness that Newell incurred in connection with the Jarden Acquisition;

•	risks related to a potential increase in interest rates;

•	Newell’s ability to complete planned acquisitions and divestitures;

•	difficulties integrating Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions;

•	changes in the prices of raw materials and sourced products and Newell’s ability to obtain raw materials and sourced products in a timely manner from suppliers;

•	the risks inherent in Newell’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of Newell’s key information technology systems or related controls;

•	future events that could adversely affect the value of Newell’s assets and require impairment charges;

•	United States and foreign regulatory impact on Newell’s operations including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the imposition of tax liabilities greater than Newell’s provisions for such matters;

•	product liability, product recalls or regulatory actions;

•	Newell’s ability to protect its intellectual property rights;

•	changes to Newell’s credit ratings;

•	significant increases in the funding obligations related to Newell’s pension plans due to declining asset values, declining interest rates or otherwise; and

•	those factors listed in our most recently filed Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

The information contained in this prospectus is as of the date indicated. Newell assumes no obligation to update any forward-looking statements contained in this prospectus as a result of new information or future events or developments. In addition, there can be no assurance that Newell has correctly identified and assessed all of the factors affecting Newell or that the publicly available and other information Newell receives with respect to these factors is complete or correct.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portions of such filings that are furnished rather than filed under applicable SEC rules), until our offering is completed:

•	our Annual Report on Form 10-K (including the portions of our Definitive Proxy Statement for our 2017 Annual Meeting of Stockholders filed with the SEC on March 30, 2017 and incorporated by reference therein) for the fiscal year ended December 31, 2016 filed with the SEC on March 1, 2017;

•	our Current Reports on Form 8-K filed with the SEC on February 14, 2017, March 14, 2017 and March 28, 2017;

•	the audited historical financial statements of Jarden as of and for the fiscal years ended December 31, 2015 and December 31, 2014, contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on March 15, 2016;

•	the unaudited condensed consolidated financial statements of Jarden as of and for the three months ended March 31, 2016, contained in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on September 9, 2016; and

•	The description of our common stock contained in our registration statement on Form 8-B filed with the SEC on June 30, 1987.

You may request a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus at no cost by writing to or telephoning us at the following address:

Newell Brands Inc.

221 River Street

Hoboken, New Jersey 07030

Telephone: (201) 610-6600

Attention: Office of Investor Relations

We maintain an Internet site at http://www.newellbrands.com which contains information concerning Newell and its subsidiaries. The information contained at our Internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Before deciding whether to invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by:

•	risk factors contained in other periodic reports or information that we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus; or

•	a post-effective amendment to the registration statement of which this prospectus forms a part.

In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Forward-Looking Statements” and “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2016	2015	2014	2013	2012

Ratio of earnings to fixed charges	2.69x	3.71x	5.65x	6.36x	5.49x

For purposes of computing these ratios, “fixed charges” represent interest expensed and capitalized and the portion of rental expense that is estimated as representative of the interest factor. “Earnings” represent the aggregate of income before taxes, equity (income) loss of affiliates, adjustments for capitalized interest and fixed charges. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred stock dividends. Therefore, our ratios of combined earnings to fixed charges and preferred dividends are the same as the ratios above.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of securities offered under this prospectus will be described in the prospectus supplement for the offering of such securities.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be senior obligations of Newell and will rank equally with all of our other unsecured and unsubordinated debt. The debt securities will be issued under an indenture entered into between us and U.S. Bank National Association, as trustee (“U.S. Bank”).

The indenture is filed as an exhibit to the registration statement. For your convenience, we have included references to specific sections of the indenture in the descriptions below.

The following summaries of provisions of the debt securities and the indenture are not complete and are qualified in their entirety by express reference to all of the provisions of the indenture and the debt securities.

Because Newell is a holding company and conducts its business principally through its subsidiaries, these notes will be structurally subordinated to the liabilities of its subsidiaries. The rights of Newell, and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise are necessarily subject to the prior claims of creditors of that subsidiary, except to the extent that Newell’s claims as a creditor of that subsidiary may be recognized. Neither the debt securities nor the indenture restrict Newell or any of its subsidiaries from incurring indebtedness.

The indenture does not limit the principal amount of debt securities that we may issue. The indenture provides that debt securities may be issued up to the principal amount that we may separately authorize from time to time. It also provides that the debt securities may be denominated in any currency or currency unit designated by us. Unless otherwise shown in the prospectus supplement related to that offering, neither the indenture nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

We will include specific terms relating to a particular series of debt securities in a prospectus supplement relating to the offering. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the distinct title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	the rate at which the debt securities will bear interest;

•	the date from which interest on the debt securities will accrue;

•	the dates when interest on the debt securities will be payable and the regular record date for these interest payment dates;

•	the place where:

•	the principal, premium, if any, and interest on the debt securities will be paid,

•	registered debt securities may be surrendered for registration of transfer, and

•	debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable, if other than denominations of $1,000 or integral multiples, and the denominations in which any bearer debt securities will be issuable, if other than a denomination of $5,000;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium and interest on the debt securities, if other than U.S. Dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	whether provisions relating to defeasance and covenant defeasance will be applicable to the series of debt securities;

•	any changes to the events of default or to our covenants;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

•	if other than the registered holder (for registered debt securities),

•	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

•	if other than as specified in the indenture (for global debt securities);

•	if the debt securities are to be convertible or exchangeable for other securities, the terms of conversion or exchange; and

•	any other terms of the debt securities.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then special U.S. federal income tax rules that apply may be described in the prospectus supplement for those debt securities. (Section 301)

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. (Sections 201 and 301). If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the prospectus supplement for that offering.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and of similar principal amount at the corporate trust office of the trustee in New York, New York or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. We will describe any procedures for the exchange of bearer securities for other debt securities of the same series in the prospectus supplement for that offering. Generally, we will not allow you to exchange registered securities for bearer securities. (Sections 301, 305 and 1002)

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form. (Sections 301 and 302)

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the securities into which the debt securities are convertible;

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or Newell;

•	whether any portion of the conversion value will be paid in cash;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that we will identify in a prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be registered for transfer or exchange except:

•	as a whole by the depositary for the global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or a nominee of the depositary to a successor depositary or a nominee of the successor depositary; and

•	in any other circumstances described in the prospectus supplement applicable thereto.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement applicable thereto. Newell expects that the following provisions will apply to depositary arrangements.

Unless otherwise specified in the applicable prospectus supplement, debt securities that are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security or, in some cases, global securities registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with or on behalf of the depositary for the global security, the depositary will credit on its book entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited will be designated by the underwriters or agents of the debt securities. If we directly offer and sell debt securities, the accounts to be credited will be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security. Ownership of beneficial interests in the global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and the laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or “holder” of the debt securities represented by the global security for all purposes under the indenture applicable thereto. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders of the debt securities for any purposes under the indenture applicable thereto. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest to exercise any rights of a holder of debt securities under the indenture applicable thereto. Newell understands that under existing industry practices, if Newell requests any action of holders or an owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the indenture applicable thereto, then the depositary would authorize the participants to give this notice or take this action, and participants would authorize beneficial owners owning through these participants to give this notice or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Principal of and any premium and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger, Conveyance, Transfer or Lease

As provided in the indenture, we may, without the consent of holders of the debt securities, consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (the “survivor”), so long as:

•	the survivor is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing under the indenture; and

•	certain other conditions regarding delivery of an officers’ certificate and opinion of counsel are met. (Section 801)

Limitation on Liens

The indenture provides that while the debt securities issued under it or the related coupons remain outstanding, Newell will not, and will not permit any of its subsidiaries to, create, incur, assume or suffer to exist any lien of any kind upon any of its or their property or assets, now owned or hereafter acquired, without directly securing all of the debt securities equally and ratably with the obligation or liability secured by the lien, except for:

(1) liens existing as of the date of the indenture;

(2) liens, including sale and lease-back transactions, on any property acquired, constructed or improved after the date of the indenture, which are created or assumed contemporaneously with, or within 180 days after, the acquisition or completion of this construction or improvement, or within six months thereafter by a commitment for financing arranged with a lender or investor within the 180-day period, to secure or provide for the payment of all or a portion of the purchase price of the property or the cost of the construction or improvement incurred after the date of the indenture (or before the date of the indenture in the case of any construction or improvement which is at least 40% completed at the date of the indenture) or, in addition to liens contemplated by clauses (3) and (4) below, liens on any property existing at the time of acquisition of the property including acquisition through merger or consolidation; provided, that any lien (other than a sale and lease-back transaction meeting the requirements of this clause) does not apply to any property theretofore owned by Newell or a subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(3) liens existing on any property of a person at the time the person is merged with or into, or consolidates with, Newell or a subsidiary;

(4) liens on any property of a person (including, without limitation, shares of stock or debt securities) or its subsidiaries existing at the time the person becomes a subsidiary, is otherwise acquired by Newell or a subsidiary or becomes a successor to Newell under Section 802 of the indenture;

(5) liens to secure an obligation or liability of a subsidiary to Newell or to another subsidiary;

(6) liens in favor of the United States of America or any state, or any department, agency or instrumentality or political subdivision of the United States of America or any state, to secure partial progress, advance or other payments under any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to the liens;

(7) liens to secure tax-exempt private activity bonds under the Internal Revenue Code of 1986, as amended;

(8) liens arising out of or in connection with a sale and lease-back transaction if the net proceeds of the sale and lease-back transaction are at least equal to the fair value, as determined by the board of directors, the chairman of the board, the vice chairman of the board, the president or the principal financial officer of Newell, of the property subject to the sale and lease-back transaction;

(9) liens for the sole purpose of extending, renewing or replacing in whole or in part indebtedness secured by any lien referred to in the foregoing clauses (1) to (8), inclusive, or in this clause (9); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement, and that this extension, renewal or replacement shall be limited to all or a part of the property which secured the lien so extended, renewed or replaced plus improvements on the property;

(10) liens arising out of or in connection with a sale and lease-back transaction in which the net proceeds of the sale and lease-back transaction are less than the fair value, as determined by the board of directors, the chairman of the board, the vice chairman of the board, the president or the principal financial officer of Newell, of the property subject to the sale and lease-back transaction if Newell provides in a board resolution that it shall, and if Newell covenants that it will, within 180 days of the effective date of any arrangement or, in the case of (C) below, within six months thereafter under a firm purchase commitment entered into within the 180-day period, apply an amount equal to the fair market value as so determined of the property:

(A) to the redemption of debt securities of any series which are, by their terms, at the time redeemable or the purchase and retirement of debt securities, if permitted;

(B) to the payment or other retirement of funded debt, as defined below, incurred or assumed by Newell which ranks senior to or pari passu with the debt securities or of funded debt incurred or assumed by any subsidiary other than, in either case, funded debt owned by Newell or any subsidiary; or

(C) to the purchase of property other than the property involved in the sale;

(11) liens on (x) accounts receivable and related general intangibles and instruments arising out of or in connection with a sale or transfer by Newell or the subsidiary of the accounts receivable and (y) any or all of the assets of a special purpose subsidiary that has purchased such accounts receivable (and related general intangibles and instruments) securing indebtedness of such special purpose subsidiary;

(12) permitted liens; and

(13) liens other than those referred to in clauses (1) through (12) above which are created, incurred or assumed after the date of the indenture, including those in connection with purchase money mortgages and sale and lease-back transactions, provided that the aggregate amount of indebtedness secured by the liens, or, in the case of sale and lease-back transactions, the value of the sale and lease-back transactions, referred to in this clause (13), does not exceed 15% of consolidated total assets. (Section 1007)

The term “consolidated total assets” means the total of all the assets appearing on the consolidated balance sheet of Newell and its subsidiaries determined according to generally accepted accounting principles applicable to the type of business in which Newell and the subsidiaries are engaged, and may be determined as of a date not more than 60 days before the happening of the event for which the determination is being made. (Section 101)

The term “funded debt” means any indebtedness which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of the indebtedness. (Section 101)

The term “lien” means, as to any person, any mortgage, lien, collateral assignment, pledge, charge, security interest or other encumbrance in respect of or on, or any interest or title of any vendor, lessor, lender or other secured party to or of the person under any conditional sale or other title retention agreement, purchase money mortgage or sale and lease-back transaction with respect to, any property or asset (including without limitation income and rights thereto) of the person (including without limitation capital stock of any subsidiary of the person), or the signing by the person and filing of a financing statement which names the person as debtor, or the signing by the person of any security agreement agreeing to file, or authorizing any other party as the secured party thereunder to file, any financing statement. (Section 101)

The term “permitted liens” means:

•	mechanics, materialmen, landlords, warehousemen and carriers liens and other similar liens imposed by law securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

•	liens under workmen’s compensation, unemployment insurance, social security or similar legislation;

•	liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or similar obligations arising in the ordinary course of business;

•	judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of the liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

•	easements, rights of way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Newell or any subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto. (Section 101)

The term “sale and lease-back transaction” means, with respect to any person, any direct or indirect arrangement with any other person or to which any other person is a party, providing for the leasing to the first person of any property, whether now owned or hereafter acquired (except for temporary leases for a term, including any renewal of the leases, of not more than three years and except for leases between Newell and a subsidiary or between subsidiaries), which has been or is to be sold or transferred by the first person to the other person or to any person to whom funds have been or are to be advanced by the other person on the security of the property. (Section 101)

The term “subsidiary” means any corporation of which at the time of determination Newell or one or more subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock. (Section 101)

The term “value” means, with respect to a sale and lease-back transaction, as of any particular time, the amount equal to the greater of:

(a) the net proceeds from the sale or transfer of the property leased under the sale and lease-back transaction or

(b) the fair value in the opinion of the board of directors, the chairman of the board, the vice chairman of the board, the president or the principal financial officer of Newell of the property at the time of entering into the sale and lease-back transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard to any renewal or extension options contained in the lease. (Section 101)

The term “voting stock” means stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the corporation. (Section 101)

Events of Default

An “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the making of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or in the indenture (other than a default in the performance of a covenant which is specifically dealt with elsewhere in these bullets or which is solely for the benefit of one or more other series of debt securities) for 60 days after notice to Newell by the trustee or to Newell and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization of Newell or one of its principal subsidiaries;

•	an event of default (as defined in any mortgage, indenture or instrument under which there is issued, or by which there is secured or evidenced, any indebtedness of Newell or any principal subsidiary for money borrowed) that results in such indebtedness in principal amount in excess of $75,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, which such acceleration is not rescinded or annulled, nor such indebtedness discharged, within a period of 30 days after notice to Newell by the trustee or to Newell and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series; and

•	any other event of default provided with respect to that series of debt securities. (Section 501)

The term “principal subsidiary” means, as of any date of determination thereof, any subsidiary the consolidated net revenues of which for the twelve-month period ending on the last day of the month then most recently ended exceed 10% of our consolidated net revenues for such period, determined on a pro forma basis after giving effect to any acquisition or disposition of a subsidiary or a business effected on or prior to the determination date and after the beginning of such twelve-month period (including acquisitions and dispositions accomplished through a purchase or sale of assets or through a merger or consolidation). (Section 101)

We are required to file every year with the trustee an officers’ certificate stating whether any default exists and specifying any default that exists. (Section 1004)

Acceleration of Maturity

If an event of default occurs and is continuing with respect to debt securities of a particular series (other than an event of default relating to certain events of bankruptcy, insolvency and reorganization), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of the debt securities of that series (or that portion of the principal amount as may be specified in the terms of that series) due and payable immediately by notice to Newell (and to the trustee, if given by the holders). If an event of default relating to certain events of bankruptcy, insolvency and reorganization occurs and is continuing, the principal amount of the debt securities of that series (or that portion of the principal amount as may be specified in the terms of that series) shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder. (Section 502)

At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee therefor, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to Newell and the trustee may rescind and annul the declaration and its consequences if:

•	Newell has paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of the series are payable, except as otherwise specified in the indenture:

•	all overdue interest on all outstanding debt securities of that series and any related coupons,

•	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed therefor in the debt securities,

•	to the extent lawful, interest on overdue interest at the rate or rates prescribed therefor in the debt securities, and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived. (Section 502)

No rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series, waive any past default under the indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby. (Section 513)

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of the series, unless the holders shall have offered to the trustee indemnity and security reasonably acceptable to the trustee in its sole discretion against the costs, expenses and liabilities that might be incurred by it in compliance with the request. (Section 603)

The holders of a majority in principal amount of the outstanding debt securities of the series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture or that may involve the trustee in personal liability or may be unjustly prejudicial to the other, non-directing holders. (Section 512)

Modification or Waiver

The indenture allows Newell and the trustee, without the consent of any holders of debt securities, to enter into supplemental indentures for various purposes, including:

•	evidencing the succession of another entity to us and the assumption of our covenants and obligations under the debt securities and the indenture by this successor;

•	adding to Newell’s covenants for the benefit of the holders;

•	adding additional events of default for the benefit of the holders;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures or curing ambiguities or inconsistencies in the indenture;

•	securing the debt securities;

•	evidencing and providing for the acceptance of appointment by a successor trustee; and

•	making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect. (Section 901)

The indenture allows Newell and the trustee, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of any affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. (Section 902). Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

•	reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the redemption provisions of any debt security in a manner adverse to the interests of holders of such security;

•	change any place of payment where, or the currency, currencies or currency unit or units in which, any debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt security or, in the case of redemption, on or after the redemption date;

•	affect adversely the right of repayment at the option of the holder of any debt security of the series;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for a supplemental indenture, or the consent of whose holders is required for any waiver of compliance with various provisions of the indenture or various defaults thereunder and their consequences provided for in the indenture; or

•	modify any of the foregoing described provisions. (Section 902)

Meetings

The indenture contains provisions for convening meetings of the holders of debt securities of any series for any action to be made, given or taken by holders of debt securities. The trustee, Newell, and the holders of at least 10% in principal amount of the outstanding debt securities of a series may call a meeting, in each case after notice to holders of that series has been properly given. (Section 1502)

Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting of holders of debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series that has been properly held under the provisions of the indenture will bind all holders of debt securities of that series and related coupons. (Section 1504)

Financial Information

Newell will file with the SEC the annual reports, quarterly reports and other documents required to be filed with the SEC by Section 13(a) or 15(d) of the Exchange Act, and will also file with the trustee copies of these reports and documents within 15 days after it is required to file them with the SEC. (Section 703)

Defeasance

The indenture includes provisions allowing us to be discharged from our obligation on the debt securities of any series. (Section 1401). To be discharged from our obligations on the debt securities, we would be required to deposit with the trustee or another trustee money or U.S. government obligations sufficient to make all principal, premium (if any) and interest payments on those debt securities. (Section 1404). If we make this defeasance deposit with respect to your debt securities, we may elect either:

•	to be discharged from all of our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 1402); or

•	to be released from restrictions relating to liens and sale-leaseback transactions and from other covenants as may be described in the prospectus supplement relating to such debt securities. (Section 1403)

To establish the trust, Newell must deliver to the trustee an opinion of our counsel that the holders of the debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amount, and in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Section 1404). There may be additional provisions relating to defeasance which we will describe in the applicable prospectus supplement.

The Trustee

U.S. Bank is the trustee under the indenture. U.S. Bank is a lender under our revolving credit facility. We maintain other banking arrangements with U.S. Bank, and U.S. Bank and its affiliates may perform additional banking services for, or transact other banking business with, Newell in the future.

Subject to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if:

•	there is an event of default under the indenture; and

•	one or more of the following occurs:

•	the trustee is a trustee for another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

Newell may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities are by their terms to be governed by and their provisions construed under the internal laws of the State of New York. (Section 112)

Miscellaneous

Newell has the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of Newell; provided, that, in the event of any assignment, Newell will remain liable for all of its respective obligations. (Section 803). The indenture is binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. (Section 109)

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of the general terms and provisions of capital stock that we may offer and sell. The applicable prospectus supplement and applicable agreements relating to any particular capital stock offered and sold will describe the specific terms of such capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Restated Certificate of Incorporation of Newell, as amended (the “Restated Certificate of Incorporation”), and the By-Laws of Newell, as amended (the “By-Laws”). The summaries and descriptions are qualified in their entirety by reference to the Restated Certificate of Incorporation and the By-Laws, which you must read for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 810,000,000 shares of capital stock, consisting of 800,000,000 shares of common stock of the par value of $1.00 per share and 10,000,000 shares of preferred stock, consisting of 10,000 shares without par value and 9,990,000 shares of the par value of $1.00 per share. As of March 29, 2017, 483,090,257 shares of our common stock were issued and outstanding. As of the date hereof, no class or series of preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any pre-emptive right to purchase, subscribe for or otherwise acquire stock of any class of Newell or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire stock of any class of Newell, whether now or hereafter authorized.

Holders of our common stock do not have any subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our board of directors. Holders of our common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

Subject to limitations prescribed by law, our board of directors is authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the NYSE or other organizations on whose systems our capital stock may then be quoted or listed. Depending upon the terms of preferred stock established by our board of directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of our preferred stock will not have any pre-emptive right to purchase, subscribe for or otherwise acquire stock of any class of Newell or any security convertible into, or any warrant, option or right to purchase, subscribe for or otherwise acquire stock of any class of Newell, whether now or hereafter authorized.

A prospectus supplement relating to a certain class or series of our preferred stock will describe the material terms of that class or series of our preferred stock, including, without limitation:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of Newell

General

Certain provisions of the Restated Certificate of Incorporation, the By-Laws and the General Corporation Law of the State of Delaware (the “DGCL”) described in this section may delay or make more difficult acquisitions or changes of control of Newell not approved by our board of directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Newell, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Number of Directors; Removal; Vacancies

The By-Laws provide that the number of directors shall be not less than nine and not more than thirteen, with the exact number to be fixed from time to time by our board of directors. The Restated Certificate of Incorporation also provides that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of Newell. The Restated Certificate of Incorporation further provides that any director, or the entire board of directors, may be removed from office at any time, with or without cause by a majority of the shares then entitled to vote at an election of directors. This provision, in conjunction with the provision authorizing our board of directors to fill vacant directorships, could prevent stockholders from removing certain incumbent directors and filling the resulting vacancies with their own nominees.

Election of Directors

The By-Laws provide that directors are elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, except as otherwise required by the DGCL or as provided for in the Restated Certificate of Incorporation or the By-Laws. All directors are elected at each annual meeting of stockholders for a one-year term and until his or her successor shall have been duly elected and qualified, unless he or she shall cease to serve by reason of death, resignation or other cause.

No Stockholder Action by Written Consent; Special Meetings

The Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The By-Laws provide that special meetings of the stockholders may be called by the chairman of the board of directors, the board of directors or the president of Newell and must also be called by the board of directors upon the written request of stockholders representing in the aggregate at least 15% of the outstanding voting stock of Newell and meeting certain other requirements as set forth in the By-Laws. These provisions could delay a stockholder vote on certain matters, such as business combinations and removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer.

Advance Notice for Stockholder Proposals; Director Nominations; Proxy Access

The Restated Certificate of Incorporation and the By-Laws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by our stockholders of candidates for election as directors at an annual or special meeting of stockholders called for that purpose. As described more fully in the Restated Certificate of Incorporation and the By-Laws, any business conducted at a meeting of stockholders must be brought before the stockholders by our board of directors or a stockholder who has given to the secretary of Newell timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Individuals who are nominated by our board of directors, or who are nominated by a stockholder who has given to the secretary of Newell timely written notice, in proper form, prior to an annual or special meeting of stockholders at which directors are to be elected, will be eligible for election to our board of directors. In addition to the director nomination process described above, the By-Laws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of the By-Laws is the greater of one or 20% of the total number of directors serving on the last day a notice of proxy access nomination may be submitted. Stockholders must give timely written notice to the secretary of Newell, in proper form, to include nominees in our proxy materials for an annual meeting. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of Newell, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of the Restated Certificate of Incorporation requires approval by the affirmative vote of both a majority of the members of our board of directors then in office and a majority vote of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision is the minimum approval required under the DGCL.

Preferred Stock and Additional Common Stock

Under the Restated Certificate of Incorporation, our board of directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our board of directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the NYSE or any other stock exchange on which any class or series of our stock may then be listed. These provisions give our board of directors the power to approve the issuance of a class or series of our preferred capital stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Delaware Business Combination Statute

Section 203 of the DGCL provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that the stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder”;

•	upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•	on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is defined to include any person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant time, and the affiliates and associates of such person. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the “interested stockholder”.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203 of the DGCL. The Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an “interested stockholder.” These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Newell. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Computershare Inc. is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our common stock is traded on the NYSE under the symbol “NWL.”

DESCRIPTION OF RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the common stock, preferred stock, depositary shares, debt securities or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of common stock, preferred stock, depositary shares, debt securities or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

A summary of any material U.S. federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be prepared for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters,

•	through agents,

•	directly to a limited number of institutional purchasers or to a single purchaser, or

•	any combination of these.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, we will sell the securities to the dealers as principals. The dealers may resell the securities to the public at prices determined by the dealers at the time of the resale.

We may sell securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent, will be described in the prospectus supplement.

The names of the underwriters, dealers or agents, as the case may be, and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents, dealers and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act of 1933 (the “Securities Act”), or to contribution with respect to payments which the agents, dealers or underwriters may be required to make relating to those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Our common stock will be approved for listing upon notice of issuance on the NYSE. Other securities may or may not be listed on a national securities exchange. Any person participating in an offering of securities may make a market in such securities, but may discontinue such market-making at any time without notice. No assurances can be given that there will be a market for the securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Legal matters in connection with the securities will be passed upon for Newell by Jones Day and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Newell Brands Inc. as of December 31, 2016 and for the year ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2016 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Newell Brands Inc. (formerly Newell Rubbermaid Inc.) as of December 31, 2015 and for the years ended December 31, 2015 and 2014 appearing in Newell Brands Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein for the years ending December 31, 2015 and 2014) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Jarden Corporation included in Exhibit 99.1 of Newell Brands Inc.’s Current Report on Form 8-K, dated March 15, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses (other than underwriting amounts and commissions) in connection with the issuance and distribution of securities being registered hereby.

SEC registration fee	*
Accountants’ fees and expenses	(1)
Legal fees and expenses	(1)
Printing	(1)
Trustee fees and expenses	(1)
Miscellaneous	(1)
TOTAL	(1)

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102 of the DGCL, law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Restated Certificate of Incorporation and the By-Laws contain a provision which eliminates directors’ personal liability as set forth above.

The Restated Certificate of Incorporation and the By-Laws provide in effect that Newell shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Newell has in effect insurance policies for general officers’ and directors’ liability insurance covering all of Newell’s officers and directors.

Item 16.	Exhibits

The exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this registration statement beginning on page II-7 hereof.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (l)(i), (l)(ii) and (l)(iii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) For any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoboken, State of New Jersey, on this 31st day of March 2017.

NEWELL BRANDS INC. (Registrant)

By:	/s/ MICHAEL B. POLK
Michael B. Polk
Chief Executive Officer

Each person whose signature appears below appoints James L. Cunningham, III, Michael R. Peterson, Amitabh Singh or Bradford R. Turner, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL B. POLK	Chief Executive Officer and Director	March 31, 2017
Michael B. Polk

/s/ RALPH NICOLLETI	Executive Vice President and Chief Financial Officer	March 31, 2017
Ralph Nicoletti

/s/ JAMES L. CUNNINGHAM, III	Senior Vice President and Chief Accounting Officer	March 31, 2017
James L. Cunningham, III

/s/ MICHAEL T. COWHIG	Chairman of the Board and Director	March 31, 2017
Michael T. Cowhig

/s/ IAN G. H. ASHKEN	Director	March 31, 2017
Ian G. H. Ashken

/s/ THOMAS E. CLARKE	Director	March 31, 2017
Thomas E. Clarke

/s/ KEVIN C. CONROY	Director	March 31, 2017
Kevin C. Conroy

Signature	Title	Date

/s/ SCOTT S. COWEN	Director	March 31, 2017
Scott S. Cowen

/s/ DOMENICO DE SOLE	Director	March 31, 2017
Domenico De Sole

/s/ MARTIN E. FRANKLIN	Director	March 31, 2017
Martin E. Franklin

/s/ ROS L’ESPERANCE	Director	March 31, 2017
Ros L’Esperance

/s/ STEVEN J. STROBEL	Director	March 31, 2017
Steven J. Strobel

/s/ MICHAEL A. TODMAN	Director	March 31, 2017
Michael A. Todman

/s/ RAYMOND G. VIAULT	Director	March 31, 2017
Raymond G. Viault

INDEX TO EXHIBITS

Exhibit Index	Exhibit

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of December 13, 2015, by and among Newell Rubbermaid Inc., Jarden Corporation, NCPF Acquisition Corp. I and NCPF Acquisition Corp. II (incorporated by reference to Exhibit 2.1 to Newell’s Current Report on Form 8-K dated December 13, 2015, File No. 001-09608).

2.2	Stock and Asset Purchase Agreement, dated as of October 12, 2016, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.1 to Newell’s Current Report on Form 8-K dated October 12, 2016, File No. 001-09608).

2.3	First Amendment to the Stock and Asset Purchase Agreement, dated as of March 1, 2017, by and between Newell Brands Inc. and Stanley Black & Decker, Inc. (incorporated by reference to Exhibit 2.2 to Newell’s Current Report on Form 8-K dated March 14, 2017, File No. 001-09608).

3.1	Restated Certificate of Incorporation of Newell Brands Inc., as amended as of April 15, 2016 (incorporated by reference to Exhibit 3.1 to Newell’s Current Report on Form 8-K dated April 15, 2016, File No. 001-09608).

3.2	By-Laws of Newell Brands Inc., as amended April 15, 2016 (incorporated by reference to Exhibit 3.1 to Newell’s Current Report on Form 8-K dated April 15, 2016, File No. 001-09608).

4.1	Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated May 3, 1996, File No. 001-09608).

4.2	Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated June 11, 2012, File No. 001-09608).

4.3	Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated November 14, 2014, File No. 001-09608).

4.4	Specimen Common Stock Certificate for Newell Brands Inc. (incorporated by reference to Exhibit 4.6 to Newell’s Report on Form 10-K for the year ended December 31, 2013, File No. 001-09608).

4.5	Form of 6.25% Notes due 2018 issued pursuant to an Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (incorporated by reference to Exhibit 4.2 to Newell’s Current Report on Form 8-K dated March 25, 2008, File No. 001-09608).

4.6	Form of 4.70% Notes due 2020 issued pursuant to an Indenture dated as of November 1, 1995, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated August 2, 2010, File No. 001-09608).

4.7	Form of 4.000% Note due 2022 issued pursuant to the Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Newell’s Current Report on Form 8-K dated June 11, 2012, File No. 001-09608).

4.8	Form of 2.050% Note due 2017 issued pursuant to the Indenture, dated as of June 14, 2012, between Newell Rubbermaid Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated November 29, 2012, File No. 001-09608).

4.9	Form of 2.875% Note due 2019 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Newell’s Current Report on Form 8-K dated November 14, 2014, File No. 001-09608).

4.10	Form of 4.000% Note due 2024 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Newell’s Current Report on Form 8-K dated November 14, 2014, File No. 001-09608).

4.11	Form of 2.150% Note due 2018 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Newell’s Current Report on Form 8-K dated October 14, 2015, File No. 001-09608).

4.12	Form of 3.900% Note due 2025 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Newell’s Current Report on Form 8-K dated October 14, 2015, File No. 001-09608).

4.13	Form of 2.600% note due 2019 issued pursuant to the Indenture, dated as of November 19, 2014, between the Company and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.14	Form of 3.150% note due 2021 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Newell’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.15	Form of 3.850% note due 2023 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Newell’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.16	Form of 4.200% note due 2026 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 to Newell’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.17	Form of 5.375% note due 2036 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.5 to Newell’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.18	Form of 5.500% note due 2046 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. BankNational Association, as trustee (incorporated by reference to Exhibit 4.6 to Newell’s Current Report on Form 8-K dated March 18, 2016, File No. 001-09608).

4.19	Form of 3 3/4% note due 2021 issued pursuant to the Indenture, dated as of November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.19 to Newell’s Annual Report on Form 10-K for the year ended December 31, 2016, File No. 001-09608).

4.20	Form of 5% note due 2023 issued pursuant to the Indenture, dated as November 19, 2014, between Newell and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.20 to Newell’s Annual Report on Form 10-K for the year ended December 31, 2016, File No. 001-09608).

4.21*	Form of Certificate of Designation of Preferred Stock.

4.22*	Form of Rights Certificate.

4.23*	Form of Purchase Rights Agreement.

4.24*	Form of Warrant Agreement.

4.25*	Form of Stock Purchase Contract Agreement.

4.26*	Form of Unit Agreement.

4.27*	Form of Debt Securities to be issued under the Indenture referred to in Exhibit 4.3 (included in Exhibit 4.3; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference).

5.1**	Opinion of Jones Day.

12.1	Statement of Computation of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Newell’s Annual Report on Form 10-K for the year ended December 31, 2016, File No. 001-09608).

23.1	Consent of Jones Day (contained in their opinion filed as Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.3**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.4**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Powers of attorney (set forth on the signature page of this Registration Statement).

25.1**	Form T-l Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Indenture referred to in Exhibit 4.3.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated herein by reference.
**	Filed herewith.